RENNOVA HEALTH, INC.

SERIES B WARRANT EXTENSION AGREEMENT

(this “Agreement”)

September 14, 2018

Reference is made to those certain Series B Common Stock Purchase Warrants (“Warrants”) of Rennova Health, Inc. (the “Company”) issued on March 21, 2017 and set to terminate on December 21, 2018 (“Termination Date”) and held by Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Sabby Funds”).

The Company hereby extends the Termination Date of the Warrants to June 21, 2019. No further action is required by either party to effectuate such extension. The Company shall reflect the extension on its books and records and, at the request of the Sabby Funds and upon surrender of the Warrant certificates, promptly issue a new certificate of the Warrants reflecting this extension of the Termination Date.

On or before 9:30 a.m., New York time, on September 17, 2018, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the form of this Agreement (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

RENNOVA HEALTH, INC.

By:	/s/ Seamus Lagan
Name:	Seamus Lagan
Title:	Chief Executive Officer

SABBY HEALTHCARE MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager